UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2026

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street Boston, Massachusetts	02135
(Address of principal executive offices)	(Zip Code)

(617) 949-2680

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On August 3, 2026, Cue Biopharma, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed James Ahlers as the Company’s Chief Financial Officer, effective as of July 30, 2026 (the “Effective Date”). In connection with his appointment as Chief Financial Officer, Mr. Ahlers will serve as the Company’s principal financial officer.

Mr. Ahlers, age 62, most recently served as a consulting Chief Financial Officer and strategic advisor to emerging life sciences companies, providing finance leadership across public and private financings, initial public offering readiness, Securities and Exchange Act (“SEC”) reporting and compliance, Sarbanes-Oxley Act of 2002 compliance, investor relations, and the scaling of finance functions. His engagements included, among others, most recently Danforth Advisors, LLC from January 2022 to July 2026, Intensity Therapeutics, Inc. as CFO/Advisory to Public and Private from January 2022 to June 2023, RenovoRx, Inc. as Executive Vice President of Corporate Finance from June 2023 to May 2024 and as CFO, Secretary and Treasurer from July 2022 to February 2024, as well as services for Arsenal Biosciences, Inc., and RegCell Co., Ltd. Prior to these engagements, he served as a part-time independent consultant to emerging life sciences companies. He previously served for nearly two decades as Chief Financial Officer of Intarcia Therapeutics, a privately held biopharmaceutical company developing drugs, biologics, peptides, and drug-device combinations for serious and life-threatening diseases. During his tenure, he completed multiple preferred stock offerings with gross proceeds of more than $1 billion, more than $150 million in debt financings, and more than $600 million of structured financings. He also scaled the finance organization and systems to support corporate growth. Earlier, Mr. Ahlers held senior finance and administration roles at Titan Pharmaceuticals, where he managed numerous public securities offerings, and Ansan Pharmaceuticals, which became a Titan subsidiary. While there, he managed public securities offerings, served as principal financial officer for two initial public offerings, and led SEC reporting. He also held finance roles at Medco Behavioral Care and Spectrum Foods. He started his career at Deloitte & Touche. Mr. Ahlers holds a Bachelor of Science in Accounting from the University of San Francisco.

In connection with his employment, on July 28, 2026, Mr. Ahlers entered into an executive employment agreement with the Company (the “Ahlers Employment Agreement”). Pursuant to the Ahlers Employment Agreement, Mr. Ahlers will be paid an annualized base salary of $450,000. Following the end of each calendar year, Mr. Ahlers will be eligible to receive a discretionary annual incentive bonus with a target of up to 45% of his base salary based upon the assessment of key performance indicators for the Company by the Compensation Committee of the Board. In accordance with the Ahlers Employment Agreement, on the Effective Date, the Board granted to Mr. Ahlers, under the Company’s 2026 Inducement Stock Incentive Plan (the “Plan”), as an inducement material to Mr. Ahlers acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4), (i) nonstatutory stock options (the “Initial Option”) to purchase 51,00 shares of the Company’s common stock and (ii) a restricted stock unit award for 25,500 shares of the Company’s common stock (the “Initial RSU” and together with the Initial Option, the “Initial Grants”). The Initial Option has an exercise price per share equal to $30.40, the closing price of the Company’s common stock on the Nasdaq Capital Market on the Effective Date. The Initial Grants will vest in equal quarterly installments over four years from the Effective Date, subject to Mr. Ahlers’ continued performance of services to the Company on each applicable vesting date.

Under the Ahlers Employment Agreement, Mr. Ahlers is entitled, subject to his execution and nonrevocation of a release of claims in the Company’s favor and his continued compliance with certain continuing obligations to the Company, in the event of a termination of his employment (i) by the Company other than for Cause or due to Mr. Ahlers’ death or Disability or (ii) by Mr. Ahlers for Good Reason (each as defined in the Ahlers Employment Agreement and each, a “Qualifying Termination”), to (i) a lump sum cash severance payment in an amount equal to the sum of (a) nine months of base salary plus (b) the target annual bonus amount for the year of termination, prorated based on the number of days that Mr. Ahlers is employed in such year through the date of termination, payable on the Company’s first payroll date that occurs more than 60 days after Mr. Ahlers termination, (ii) if Mr. Ahlers elects COBRA coverage for health and/or dental insurance in a timely manner, continued payment by the Company of the monthly premium payments for such health benefit coverage (consistent with what was in place at termination) until the earliest of (a) nine months following termination, (b) the date Mr. Ahlers obtains new employment that offers health and/or dental insurance that is reasonably comparable to that offered by the Company, and (c) the date COBRA continuation coverage would otherwise terminate in accordance with the provisions of COBRA, and (iii) all other payments, benefits or fringe benefits to which Mr. Ahlers is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant.

If the Qualifying Termination occurs within the period commencing on the date that is 90 days prior to a “change in control” and ending on the date 24 months following a “change in control”, (i) with respect to issued and outstanding equity awards subject to time-vesting conditions, the vesting and exercisability of such awards shall accelerate in full, and (ii) with respect to issued and outstanding equity awards subject to performance-based vesting conditions, the service-based vesting conditions of such awards shall be deemed satisfied and the performance goals shall be deemed to be achieved at the greater of target or actual performance as of the “change in control”. With respect to equity awards described in (i) and (ii) in the prior sentence, such equity awards shall remain exercisable (if exercisable) until the earlier of one year from any termination/resignation or the latest date on which those equity awards expire or are eligible to be exercised under the applicable award agreements.

In connection with his appointment, Mr. Ahlers entered into the Company’s standard form indemnification agreement, a copy of which was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2025. Pursuant to the terms of the indemnification agreement, the Company may be required to, among other things, indemnify Mr. Ahlers for certain expenses, including attorney’s fees, judgement, penalties, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

There are no arrangements or understandings between Mr. Ahlers and any other persons pursuant to which he was selected as the Company’s Chief Financial Officer. Mr. Ahlers does not have any family relationships with any of the Company’s other directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. There are no relationships or transactions in which Mr. Ahlers has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Ahlers Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of such agreement, which will be filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2026	Cue Biopharma, Inc.

	By:	/s/ Shao-Lee Lin
	Name:	Shao-Lee Lin
	Title:	President and Chief Executive Officer
(Principal Executive Officer)